Exhibit 99.1

FLIR Announces $500 Million Notes Offering

ARLINGTON, Va. – July 20, 2020 – FLIR Systems, Inc. (NASDAQ: FLIR) (“FLIR” or the “Company”), a world leader in the design, manufacture, and marketing of intelligent sensing technologies, today announced it has priced a public offering of $500 million aggregate principal amount of 2.500% notes due August 1, 2030 (the "Notes"). FLIR expects to receive net proceeds of approximately $494 million, after deducting underwriting discounts and estimated offering expenses. The proceeds from the sale of the Notes are expected to be used to redeem FLIR’s $425 million in aggregate principal amount of 3.125% notes due June 15, 2021 (the "2021 notes"), and for general corporate purposes, which may include funding for working capital, investments in our subsidiaries, capital expenditures, acquisitions, and stock repurchases. Also on July 20, 2020, FLIR issued a notice to holders of the 2021 notes that it intends to redeem the 2021 notes in full on August 19, 2020, conditioned on the consummation of the offering of the Notes (and receipt of the proceeds therefrom), which is expected to be on August 3, 2020.

BofA Securities, Inc. and J.P. Morgan Securities LLC are acting as joint book-running managers for the offering.

The public offering is being made pursuant to an effective shelf registration statement on Form S-3 on file with the U.S. Securities and Exchange Commission.

The offering of Notes may be made only by means of a prospectus and prospectus supplement. A copy of the prospectus and prospectus supplement relating to the securities can be obtained from BofA Securities, Inc. at NC1-004-03-43 200 North College Street, 3rd floor Charlotte NC 28255-0001, Attention: Prospectus Department, email: dg.prospectus_requests@bofa.com, Telephone: 1-800-294-1322; and from J.P. Morgan Securities LLC at 383 Madison Avenue, New York, NY 10179, Attention: J.P. Morgan Syndicate, Telephone: 1-212-834-4533. Alternatively, you may get these documents for free by visiting EDGAR on the U.S. Securities and Exchange Commission website at http://www.sec.gov/. Before you invest, you should read the prospectus supplement related to the offering, the accompanying prospectus and other documents incorporated by reference in the prospectus supplement and the accompanying prospectus for more complete information about the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy FLIR's notes or any other securities, nor shall there be any sale of securities mentioned in this press release in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About FLIR Systems, Inc.

Founded in 1978, FLIR Systems is a world-leading industrial technology company focused on intelligent sensing solutions for defense and industrial applications. FLIR Systems’ vision is to be “The World’s Sixth Sense,” creating technologies to help professionals make more informed decisions that save lives and livelihoods. For more information, please visit www.flir.com and follow @flir.

Forward-Looking Statements

Statements, estimates or projections in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” or similar expressions) should be considered to be forward looking statements. Such statements are based on current expectations, estimates, and projections about FLIR’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following:

•	risks related to United States government spending decisions and applicable procurement rules and regulations;
•	negative impacts to operating margins due to reductions in sales or changes in product mix;
•	impairments in the value of tangible and intangible assets;
•	unfavorable results of legal proceedings;
•	risks associated with international sales and business activities, including the regulation of the export and sale of our products worldwide and our ability to obtain and maintain necessary export licenses, as well as the imposition of significant tariffs or other trade barriers;
•	risks related to subcontractor and supplier performance and financial viability as well as raw material and component availability and pricing;
•	risks related to currency fluctuations;
•	adverse general economic conditions or volatility in our primary markets;
•	our ability to compete effectively and to respond to technological change;
•	risks related to product defects or errors;
•	our ability to protect our intellectual property and proprietary rights;
•	cybersecurity and other security threats and technology disruptions;
•	our ability to successfully manage acquisitions, investments and divestiture activities and integrate acquired companies;
•	our ability to achieve the intended benefits of our strategic restructuring;
•	our ability to attract and retain key senior management and qualified technical, sales and other personnel;
•	risks to our supply chain, production facilities or other operations, and changes to general, domestic, and foreign economic conditions, due to the COVID-19 pandemic; and
•	other risks discussed from time to time in filings and reports filed with the Securities and Exchange Commission.

COVID-19 may exacerbate one or more of the aforementioned and/or other risks, uncertainties and other factors more fully described in the Company’s reports filed with the SEC. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or internet service providers.

Investor Relations

Lasse Glassen

Addo Investor Relations

Investors@flir.com

(424) 238-6249